                   CERTIFICATE EVIDENCING SUBORDINATED UNITS
                    REPRESENTING LIMITED PARTNER INTERESTS
                           FERRELLGAS PARTNERS, L.P.

No.       Subordinated Units

          FERRELLGAS, INC., a Delaware corporation, as the General Partner of FERRELLGAS PARTNERS, L.P., a Delaware limited partnership (the "Partnership"),
hereby certifies that                                      (the "Holder") is the
registered owner of         Subordinated Units representing limited partner
interests in the Partnership (the "Subordinated Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Subordinated Units represented by this Certificate. The rights, preferences and limitations of the Subordinated Units are set forth in, and this Certificate and the Subordinated Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Agreement of Limited Partnership of FERRELLGAS PARTNERS, L.P., as amended by Amendment No. 1 thereto and as further amended, supplemented or restated from time to time (the "Partnership Agreement"). Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at One Liberty Plaza, Liberty, Missouri 64068. Capitalized terms used herein but not defined shall have the meaning given them in the Partnership Agreement.

          The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

          This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

          Dated:_____________

                                         FERRELLGAS, INC.,
                                         as General Partner


Countersigned and Registered by:         By:___________________________
                                                     President

________________________________         By:___________________________
as Transfer Agent and Registrar                      Secretary

By:____________________________
   Authorized Signature


[REVERSE OF CERTIFICATE]

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM-  as tenants in common               UNIF GIFT MIN ACT-
TEN ENT-  as tenants by the entireties       . . . . . . . Custodian. . . . . .
JT TEN-   as joint tenants with right of     (Cust)                     (Minor)
          survivorship and not as            under Uniform Gifts to Minors
          tenants in common                  Act . . . . . . . . . . . . . . .
                                                            State

   Additional abbreviations, though not in the above list, may also be used.

                       ASSIGNMENT OF SUBORDINATED UNITS
                                      in
                           FERRELLGAS PARTNERS, L.P.

             IMPORTANT NOTICE REGARDING INVESTOR RESPONSIBILITIES
            DUE TO TAX SHELTER STATUS OF FERRELLGAS PARTNERS, L.P.

          You have acquired an interest in Ferrellgas Partners, L.P., One Liberty Plaza, Liberty, Missouri 64068, whose taxpayer identification number is 43-1698480. The Internal Revenue Service has issued Ferrellgas Partners, L.P. the following tax shelter registration number: 94201000010

          YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN FERRELLGAS PARTNERS, L.P.

          You must report the registration number as well as the name and taxpayer identification number of Ferrellgas Partners, L.P. on Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN FERRELLGAS PARTNERS, L.P.

          If you transfer your interest in Ferrellgas Partners, L.P. to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person's name, address and taxpayer identification number,
(b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of Ferrellgas Partners, L.P. If you do not want to keep such a list, you must (1) send the information specified above to the Partnership, which will keep the list for this tax shelter, and (2) give a copy of this notice to the person to whom you transfer your interest. Your failure to comply with any of the above-described responsibilities could result in the imposition of a penalty under Section 6707(b) or 6708(a) of the Internal Revenue Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.

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

          ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE.

          FOR VALUE RECEIVED, ____________________ hereby assigns, conveys, sells and transfers unto _______________________________________________________


___________________________________     ________________________________________
  (Please print or typewrite name        (Please insert Social Security or other
  and address of Assignee)               identifying number of Assignee)

_____________________________ Subordinated Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint __________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of Ferrellgas Partners, L.P.

Date:__________________       NOTE:  The signature to any endorsement hereon
                                     must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED
BY A MEMBER FIRM OF THE NATIONAL     __________________________________
ASSOCIATION OF SECURITIES DEALERS,            (Signature)
INC. OR BY A COMMERCIAL BANK OR
TRUST COMPANY                        __________________________________
                                              (Signature)
SIGNATURE(S) GUARANTEED

          No transfer of the Subordinated Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Subordinated Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Subordinated Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Subordinated Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Subordinated Units.

             _____________________________________________________

                APPLICATION FOR TRANSFER OF SUBORDINATED UNITS

          The undersigned ("Assignee") hereby applies for transfer to the name of the Assignee of the Subordinated Units evidenced hereby.

          The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Amended and Restated Agreement of Limited Partnership of Ferrellgas Partners, L.P. (the "Partnership"), as amended by Amendment No. 1 thereto and as further amended, supplemented or restated to the date hereof (the "Partnership Agreement"), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee's attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee's admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) grants the powers of attorney provided for in the Partnership Agreement and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement.

                                             Capitalized terms not defined
herein have the meanings assigned to such terms in the Partnership Agreement.

Date:_______________________________       ____________________________________
                                                  Signature of Assignee


____________________________________       ____________________________________
Social Security or other identifying        Name and Address of Assignee
       number of Assignee


____________________________________
          Purchase Price
    including commissions, if any

Type of Entity (check one):

______________ Individual ______________ Partnership ______________ Corporation

______________ Trust ______________ Other (specify) ______________

Nationality (check one):

______________ U.S. Citizen, Resident or Domestic Entity

______________ Foreign Corporation, or _________ Non-resident alien

          If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

          Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interest holder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interest holder).

Complete Either A or B:

          I.  Individual Interest Holder

              A. I am not a non-resident alien for purposes of U.S. income taxation.

              B. My U.S. taxpayer identifying number (Social Security Number) is

                 __________________________________________________________.

              C. My home address is

                 __________________________________________________________.


         II.  Partnership, Corporate or Other Interest-Holder

              A. __________________________________________________________.
                                (Name of Interest-Holder)
                 is not a foreign corporation, foreign partnership, foreign trust or foreign trust (as those terms are defined in the Code and Treasury Regulations).

              B. The interest-holder's U.S. employer identification number is

                 __________________________________________________________.

              C. The interest-holder's office address and place of incorporation
                 (if applicable) is

                 __________________________________________________________.


          The interest-holder agrees to notify the Partnership within 60 days of the date the interest-holder becomes a foreign person.

          The interest-holder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statements contained herein could be punishable by fine, imprisonment or both.

          Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of

________________________________________________________________________________
                           (Name of Interest-Holder)


________________________________________________________________________________
                               Signature and Date


________________________________________________________________________________
                             Title (if applicable)

Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Subordinated Units shall be made to the best of the Assignee's knowledge.